                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         PROVIDENT AMERICAN CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         PROVIDENT AMERICAN CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 1998


TO THE SHAREHOLDERS OF
PROVIDENT AMERICAN CORPORATION:

       The Annual Meeting of Shareholders of Provident American Corporation (the "Company") shall be held at 9:00 A.M., prevailing time, on Wednesday, December 17, 1998, at the Company's Executive Offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404, for the following purposes

1. To elect nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected;

2. To act upon the appointment of BDO Seidman LLP as independent public accountants for the Company for its 1998 fiscal year.

       The Board of Directors has fixed the close of business on September 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

       A copy of the Company's Annual Report for its fiscal year ended December 31, 1997 is enclosed with this Proxy Statement.

       All shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please fill in, sign, and return the enclosed form of proxy in the envelope provided. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                         By Order of the Board of Directors,

                                         /s/ Michael F. Beausang, Jr.

                                         MICHAEL F. BEAUSANG, JR.,
                                         Secretary

Date:  November 23, 1998

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN
                         PLEASE MAIL YOUR PROXY PROMPTLY

                         PROVIDENT AMERICAN CORPORATION
                                 PROXY STATEMENT

                                   ----------

       This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about November 23, 1998, are furnished in connection with the solicitation by the Board of Directors of Provident American Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 A.M., prevailing time, on December 17, 1998, and at any adjournment thereof at the Company's Executive Offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404.

       Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposals referred to in the Notice of Annual Meeting and for the nominees for director listed in Item 1 thereof. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.

       The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or telegram. The Company, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to beneficial owners.

       The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

       The Company is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed Notice of the Annual Meeting.

       As of the close of business on September 18, 1998 (the "Record Date"), the Company had outstanding 10,200,735 shares of Common Stock, $.10 par value ("Common Stock"), and 580,250 shares of Series A Cumulative Convertible Preferred Stock, $1.00 par value, ("Series A Preferred Stock"), which will vote on an as-converted basis with four votes per share. A majority of the outstanding shares of Common Stock and Series A Preferred Stock, together as a class will constitute a quorum at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be the act of the shareholders. Under the Pennsylvania Business Corporation Law, an abstention, notwithstanding the authority to vote or broker non-vote will not have the same legal affect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

       Only holders of Common Stock and Series A Preferred Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock (which is convertible into shares of Class A Common Stock) is entitled to four votes on all matters to come before the Annual Meeting.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Common Stock and Series A Preferred Stock

       The following table sets forth, as of September 18, 1998, the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director or former director; (iii) each executive officer and (iv) all officers and directors of the Company as a group.

              STOCK OWNERSHIP OF DIRECTORS, NOMINEES, AND OFFICERS

                                                                                            Series A
                                                                                     Cumulative Convertible
                                                    Common Stock                         Preferred Stock
                                              -------------------------             -------------------------
                                              No. of Shares     Percent             No. of Shares    Percent
Name of                                       Beneficially        of                Beneficially        of
Beneficial Owner                                Owned(1)       Class(2)                Owned(1)      Class(2)
----------------                              ------------     --------             --------------  ---------
Alvin H. Clemens                              3,813,745(3)       33.2%              1,100,000          97.3%
     907 Exeter Crest
     Villanova, PA 19085
Michael Ashker                                1,788,120(4)       15.9%
     c/o HealthAxis.com, Inc.
     2500 DeKalb Pike
     Norristown, PA 19404
Richard E. Field                                717,500(5)        6.7%
     7304 A West Ocean Front
     Newport Beach, CA 92663
Michael F. Beausang, Jr. *                       39,733(6)       (7)                   16,500           2.8%
James O. Bowles                                  85,000(8)       (7)
Valerie C. Clemens  *                           255,000(9)        2.4%
Harold M. Davis                                 155,000(9)        1.4%
William C. Fay III                               96,000(10)      (7)
John T. Gillin  *                                35,000(9)       (7)
Henry G. Hager                                   45,000(9)       (7)
Frederick S. Hammer  *                           51,666(11)      (7)
George W. Karr, Jr.                              57,000(9)       (7)
Edward W. LeBaron, Jr.                                0(12)
Douglas F. Manchester                                 0(12)
Theophile J. Mignatti, Jr.                            0(12)
P. Glenn Moyer                                   39,000(9)       (7)
Anthony R. Verdi                                 76,435(13)      (7)                    5,500           1.0%
All directors and officers as a group
     (22 persons for common stock
     and 3 persons for preferred stock)       4,820,199(14)      40.0%              1,122,000(4)       99.3%

----------
*   Not standing for reelection.
----------

(1) Information furnished by directors and officers.

(2) Calculated as a percentage of outstanding shares plus each individual's options to purchase common shares (or all Directors and Officers as a group).

(3) Includes options granted to Mr. Clemens to purchase an additional 253,376 shares of the Company's Common Stock at a price of $.91 per share granted pursuant to the Amended and Restated Stock Option Agreement dated as of February 27, 1989, includes 550,000 shares of Series A Preferred Stock purchased by Mr. Clemens on March 31, 1993 and also includes 550,000 options at $3.64 per share to purchase Series A Preferred Stock granted to Mr. Clemens pursuant to a Stock Option Agreement dated April 1, 1993. Includes options to purchase 16,666 shares of the Company's Common Stock at $8.75 per share and 5,000 shares of the Company's Common Stock at $6.00 per share. Mr. Clemens disclaims beneficial ownership of 616,000 shares of the Company's Common Stock given by him to The Mark Twain Trust in 1991 and 917,020 options to purchase additional shares of the Company's Common Stock owned by a partnership in which Mr. Clemens is a partner. Excludes shares of Series A Preferred Stock, which may be issued under the Option Contract. See Section entitled "Employment and Other Agreements". The Series A Preferred Stock is voted on an as converted basis at the rate of 4 votes per share. Each share of Class A Common Stock is entitled to 4 votes and each share of Common Stock is entitled to 1 vote in connection with matters coming to a vote of the shareholders.

(4) The information in regard to Mr. Ashker has been derived from filings with the Securities and Exchange Commission as of the Record Date. Mr. Ashker is presently serving as President, CEO and a director of one of the Company's subsidiaries, HealthAxis.com, Inc. Sole voting and dispositive power is claimed with regard to 61,000 shares and shared voting power is claimed with regard to 1,038,680 shares and shared dispositive power is claimed with regard to 1,467,120 shares. See also "Certain Relationships and Related Transactions" for a description of transactions between Mr. Ashker, Lynx Capital Group, LLC and the Company. Amendment No. 1 to Schedule 13D was filed on behalf of Mr. Ashker and others on November 11, 1998, indicating that Mr. Ashker beneficially owned less than ten percent (10%) of the Company's outstanding Common Stock as of such date. The Schedule 13D is also filed on behalf of Lynx Capital Group, LLC, a California limited liability company of which Mr. Ashker is the sole manager; Van Kasper & Company, a broker-dealer and California corporation; Lynx Private Partners, L.P. and Lynx Tech Fund, L.P., both investment limited partnerships of which Lynx Capital Group, LLC, serves as investment advisor; and Lynx Healthtech Fund, L.P., which Lynx Capital Group, LLC, serves as investment advisor and manager. Each of the above entities also claims beneficial ownership of various amounts of the Company's Common Stock.

(5) Includes warrants and options to purchase 550,000 shares of the Company's Common Stock.

(6) Includes 16,500 shares of Series A Preferred Stock. Includes shares owned beneficially by Mr. Beausang through the Butera, Beausang, Cohen & Brennan Employees' Pension Plan. Mr. Beausang disclaims beneficial ownership of all shares owned directly or beneficially by his wife, Deborah D. Beausang. Includes options to purchase 17,500 shares of the Company's Common Stock.

(7) Less than 1%.

(8)  Represents options to purchase 85,000 shares of the Company's Common Stock.

(9)  Includes options to purchase 35,000 shares of the Company's Common Stock.

(10) Includes options to purchase 96,000 shares of the Company's Common Stock.

(11) Includes options to purchase 26,666 shares of the Company's Common Stock.

(12) See section entitled "Certain Relationships and Related Transactions".

(13) Includes 5,500 shares of Series A Preferred Stock. Includes an option to purchase 47,000 shares of the Company's Common Stock.

(14) Includes stock and options of all officers and directors to purchase an aggregate of 245,250 shares and 199,995 shares, respectively, and options granted to Mr. Clemens as described in note 3.

                                     ITEM 1

                              ELECTION OF DIRECTORS

       The Board of Directors by resolution has set the number of persons to be elected to the Board of Directors at the Annual Meeting at nine, and has designated the persons listed below to be nominees for election as Directors. All of the nominees are currently members of the Board. The Company has no reason to believe that any of the nominees will be disqualified or unable to serve if elected. However, if any nominee should become unavailable for any reason, proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board may be reduced accordingly. Directors of the Company hold office for a term of one year and until their successors are duly elected.

       The names of the nominees for directors, together with certain information regarding them, are as follows:

                                      Served as      Year                Principal Occupation for Past Five
                                       Director    Term Will               Years and Position(s) Held with
            Name               Age      Since       Expire                   The Company or Subsidiaries
            ----               ---      -----       ------                   ---------------------------
Michael Ashker                  45                   1999      CEO, HealthAxis.com, Inc. since 1998; Managing Director
                                                               and Portfolio Manager of Lynx Capital Group LLC and Managing
                                                               Member of Lynx Venture Partners I, LLC 1995-1998.
Alvin H. Clemens                61       1989        1999      Director; Chairman of the Board and Chief Executive
                                                               Officer of the Company and subsidiary companies since
                                                               October 1989 and President of the Company and PILIC
                                                               1993-1996; President of Maine National 1989-1995; Owner
                                                               and Chairman of the Board of Maine National 1985-1989;
                                                               President and Director of Academy Life Insurance Co. and
                                                               Pension Life Insurance Co. 1970-1985; Chairman/Chief
                                                               Executive Officer of Academy Insurance Group Inc.
                                                               1967-1985.
Harold M. Davis                 62       1989        1999      Director; Chairman of the Board of Realen Homes, Inc.
                                                               since 1968.
Henry G. Hager                  64       1996        1999      Director; Partner in the law firm of Stradley, Ronon,
                                                               Stevens and Young since 1994; President and Chief
                                                               Executive Officer of The Insurance Federation of
                                                               Pennsylvania since 1985.
George W. Karr, Jr.             60       1996        1999      Director; Chief Executive Officer of Karr Barth
                                                               Associates, Inc. since 1984.
Edward W. LeBaron, Jr.          68                   1999      Director of Lynx Capital Group, LLC since January, 1997;
                                                               Attorney and Partner, Political Law Group, Pillsbury,
                                                               Madison & Sutro 1989-1994.
Douglas F. Manchester           56                   1999      Chairman of Manchester Resorts since 1983; owner of the
                                                               San Diego Marriott Hotel & Marina and the Hyatt
                                                               Regency-San Diego; Founder of La Jolla Bank and Trust
                                                               Company, and Jolla Pacific Savings Bank; Member of the
                                                               Board of Trustees of the University of San Diego since
                                                               1978.
Theophile J. Mignatti, Jr.      62                   1999      Chairman Mignatti Enterprises since October 1998;
                                                               President and CEO of Mignatti Venture Associates since
                                                               1989; President of Historic Venture Associates 1984-1989;
                                                               President of Mignatti Construction Company 1966-1984.
P. Glenn Moyer                  63       1989        1999      Director; Private Practice Attorney since 1992; Director,
                                                               Maine National 1985-1995.

       During 1997, the Company's Board of Directors held five (5) meetings. All Directors attended at least 75% of the aggregate meetings of the Board and the Committees on which they served.

       Messrs. Alvin H. Clemens, James O. Bowles, William C. Fay, III, and Anthony R. Verdi are the executive officers of the Company.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Company's Board of Directors has standing an Executive/Compensation/Nominating Committee, an Audit Committee and an Option Administration Committee.

       The Executive/Compensation/Nominating Committee, on which Messrs. Clemens, Davis, Gillin and Karr currently serve, is appointed to act when a meeting of the full Board of Directors is not feasible, administers the Company's compensation matters and also nominates directors and determines replacements for directors when membership on the Board of Directors ends prior to the expiration of a term. The Executive/Compensation/Nominating Committee held two meetings during 1997.

       The Audit Committee is appointed to recommend the selection of the Company's auditors, review the scope and results of audits, review the adequacy of the Company's accounting, financial and operating system and supervise special investigations. The Audit Committee held one meeting in 1997. The Audit Committee in 1997 was comprised of Messrs. Gillin, Moyer, and Mrs. Clemens (Mr. Beausang was an alternate); effective March 13, 1998 the Audit Committee is comprised of Messrs. Davis, Moyer and Hager.

       The Option Administration Committee was established by the Board of Directors on July 16, 1996 and consists of Alvin H. Clemens, Harold M. Davis, P. Glenn Moyer, who are Directors of the Company, and James O. Bowles and Anthony
R. Verdi, officers of the Company. Any options to be granted to Messrs. Bowles, Clemens, or Verdi are subject to the approval of only Messrs. Davis and Moyer, who are outside directors of the Company and as such are disinterested persons. The Option Administration Committee held one meeting during 1997. A new Option Administration Committee will be appointed at the organizational meeting of the Directors following the Annual Meeting.

                              DIRECTOR COMPENSATION

       Directors who are not employees of the Company are paid a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, with no fee being paid for attendance at meetings of any of the Company's subsidiaries, and $500 for attendance at each meeting of any committee of the Board. During 1997 the Company granted each Director other than Mr. Clemens an option to purchase 30,000 shares of the Company's common stock at an exercise price of $2.875 per share, the fair market value of a share of the Company's common stock on the date of grant, exercisable one-third on the date of grant, one-third one
(1) year from the date of grant, and the remaining one-third two (2) years from the date of grant.

       Mr. John T. Gillin also serves as a consultant for the Company. The Company paid Mr. Gillin $90,000 in 1997 for consulting services.

Compliance with Section 16(a) of the Exchange Act

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires officers, Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

       Based solely on its review of the reports received or written representations that no other reports were required, the Company believes that, for the fiscal year ended December 31, 1997, all filings required pursuant to
Section 16(a) of the 1934 Act applicable to its officers, Directors and greater than ten percent beneficial owners of the Company's Common Stock were made.

            REPORT OF THE EXECUTIVE/COMPENSATION/NOMINATING COMMITTEE

       The compensation of the Company's executive officers is generally determined by the Executive/Compensation/Nominating Committee (the "Executive Committee") of the Board of Directors. The Executive Committee is comprised of Messrs. Clemens, Davis, Gillin and Karr. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 1997 is furnished by the directors who comprise the Executive Committee:

General Policies

       The Company's compensation programs are intended to enable the Company to attract, motivate, reward, and retain the management talent required to achieve aggressive corporate objectives in a highly competitive industry, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the development of the Company's executive compensation program includes a competitive base salary, coupled with a cash incentive bonus which is based upon the Company's business, primarily in the achievement of pre-determined financial goals. In general, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by objective standards over one or more years.

Relationship of Compensation to Performance

       As a person's level of responsibility in the Company increases, a greater portion of potential total compensation opportunity is shifted to performance incentives. The total of salary and bonus is intended to provide cash compensation, which is competitive in a mid-range when performance meets goals.

       The overall salary range structure is maintained at a mid-range competitive level to attract and retain the highest caliber of employees. Individual salary rates are based on the salary range for the position as well as the length of service, quality of performance in that position, and other key factors.

       The performance-based incentive initially requires that earnings generate sufficient funds to establish a bonus pool. Target bonus opportunities are established for each position level. The level of each employee's bonus is based on achievement for that year of corporate objectives, which the Company believes correlate to shareholder value and support the strategic goals of the Company. The compensation of the Chief Executive Officer is determined by the Executive Committee utilizing compensation parameters of the insurance industry.

Policy with Respect to Section 162(m) of the Internal Revenue Code

       Generally, Section 162(m) of the Internal Revenue Code, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers during any taxable year, excluding, among other things, certain performance-based compensation. The Executive Committee intends to evaluate the level of compensation and the importance to the Company of qualifying for the performance-based exclusion with respect to options having an exercise price of not less than the fair market value of the Common Stock on the date of grant. The Executive Committee will also continually evaluate to what extent Section 162(m) will apply to its other compensation programs.

Executive Committee Interlocks and Insider Participation

       Mr. Clemens, the Company's Chairman of the Board and Chief Executive Officer, is a member of the Executive/Compensation/Nominating Committee; however, Mr. Clemens does not vote upon any matters relating to his compensation, fringe benefits, or with respect to the granting of any stock options to him.

Certain Relationships and Related Transactions

       The Company made a loan to Alvin H. Clemens, Chairman and Chief Executive Officer of the Company in the original principal amount of $300,000, collateralized by 100,000 shares of the Company's Common Stock owned by Mr. Clemens and evidenced by a Promissory Note dated April 8, 1996, which was repayable together with interest at the rate of 5.33% per annum on or before April 8, 1999. The loan was amended effective April 8, 1997 to increase the principal balance from $300,000 to $600,000, to change the interest rate from 5.33% to 5.75%, to change the repayment terms so that the loan shall be repayable interest only for two years, with the entire principal balance, together with all accrued interest, due and payable on April 8, 1999, and to increase the collateral from 100,000 shares of the Company's Common Stock, $.10 par value, to 128,478 shares.

       The Company made a loan to John T. Gillin, a Director of the Company in the original principal amount of $140,900, collateralized by 20,000 shares of the Company's Common Stock owned by Mr. Gillin and evidenced by a Promissory Note dated April 2, 1996, as amended by an Amendment to Promissory Note dated June 20, 1996, and a Second Amendment to Promissory Note dated February 1, 1997. The loan was amended effective as of April 30, 1997 for the purpose of changing the repayment terms of the Gillin Note and to increase the collateral to include Mr. Gillin's option to purchase 25,000 shares of the Company's Common Stock, $.10 par value, dated July 16, 1996.

       Richard E. Field, former Chief Executive Officer of Richard E. Field & Associates, Inc., d/b/a/ REF & Associates, Inc. ("REF") provides the Company's insurance subsidiaries with exclusive marketing, sales, and product design services as part of a 36 month Marketing and Consulting Agreement effected as of January 1, 1996 ("Consulting Agreement"). The Company paid Mr. Field $300,000 in 1997 in connection with the Consulting Agreement. Upon the execution of the Consulting Agreement, the Company issued a warrant to Mr. Field to purchase 100,000 shares of the Company's Common Stock at the market price per share as of each of January 1, 1997, and January 1, 1998, provided PILIC has realized annualized premium of at least $35 million, $45 million, and $50 million, respectively, for each of these calendar years. The annualized premium threshold for the year ending December 31, 1996 was achieved, and accordingly, Mr. Field is entitled to exercise 100,000 warrants for 1996. Mr. Field also achieved the annualized premium threshold for the year ending December 31, 1997, and is entitled to exercise an additional 100,000 warrants for 1997.

       The Company's Secretary and General Counsel, Michael F. Beausang, Jr., is also a member of the Board of Directors and a partner/shareholder in the law firm of Butera, Beausang, Cohen & Brennan ("BBC&B"). The Company paid legal fees of approximately $278,500 to BBC&B in 1997.

       Michael Ashker, nominated to be elected as a member of the Board of Directors of the Company, serves as President, Chief Executive Officer and Director of HealthAxis.com, Inc., one of the Company's subsidiaries. Mr. Ashker is the managing director of Lynx Capital Group, LLC., a California limited liability company, Van Kasper & Company, a broker-dealer and California corporation; Lynx Capital Group, LLC serves as an investment advisor to and manager of Lynx Tech Fund, L.P. Each of the entities described in this paragraph also claims beneficial ownership of various amounts of the Company's Common Stock.

       Effective March 31, 1998, the Company entered into a Consulting Agreement with Lynx Capital Group, L.L.C., a California corporation (the "Consultant") of which Mr. Ashker is the managing director, which provides for retention of Lynx as a consultant with respect to the development and marketing of health insurance products over the Internet and the establishment of a web site for the Company. The Consultant is compensated by the payment of a consulting fee of $10,000 per month. The Company agreed to issue to Consultant (a) options to purchase 150,000 shares of the Company's common stock upon the closing of an agreement with AOL at per share exercise price equal to $3.57, exercisable within three years; (b) options to purchase 100,000 shares of the Company's common stock upon securing equity funding for the venture in an amount not less than $10,000,000, at a price equal to the closing price of the Company's common stock during the sixty days immediately preceding the closing of such financing, to expire three years from the date of the grant; (c) options to purchase 50,000 shares of the Company's common stock upon the internet based retailing venture and web site established for the Company becoming operational at an exercise price equal to the average closing price of the Company's common stock during the thirty business days immediately preceding the date on which the web site becomes operational, the options to be exercised within three years of the grant; (d) options to purchase 50,000 shares of the Company's common stock upon the conclusion of interactive advertising/marketing agreements with internet service providers and search engine specialty content providers at an exercise price equal to the average closing price of the Company's common stock during the thirty business days preceding conclusion of the interactive advertising/marketing agreements, the option to be exercised within three years of the grant; and (d) options to purchase 50,000 shares of the Company's common stock provided that Consultant obtains funding for the Company in an amount not less than $5,000,000 from HPS, FHG, or any other insurance company whose products are sold through Provident's Internet web sites, the options to be exercised within three years of the grant.

       As of November 13, 1998, Lynx Private Equity Partners I, LLC., of which Mr. LeBaron is the Managing Director, purchased 250,000 shares of the Company's Common Stock in a transaction wherein the Company also sold 607,143 shares of the Company's Common Stock to certain other unrelated individuals. As a part of that transaction, the Company informally agreed to nominate Messrs. Ashker and LeBaron to be elected as Directors of the Company at all meetings of shareholders held before December 31, 1999.

       InterHotel Company, Ltd., of which Douglas F. Manchester is a principal, purchased 357,143 shares of the Company's Common Stock on November 13, 1998. As a part of that transaction the Company agreed to nominate Mr. Manchester to be elected as a Director of the Company at the 1998 Annual Meeting of Shareholders.


                             EXECUTIVE COMPENSATION

Employment and Other Agreements

       Effective February 19, 1997, the Company and Mr. Clemens entered into a new employment agreement ("Agreement") which replaces Mr. Clemens' prior Employment Contract dated as of January 1, 1993. Pursuant to the Agreement, Mr. Clemens is employed as Chief Executive Officer of the Company for a five-year term ending December 31, 2002 (the "Term"), and unless otherwise terminated, the Term shall automatically be extended at the end of each year after December 31, 1997, in order that at all times, on each December 31st during the duration of the Agreement, there shall be an unexpired five-year term. Mr. Clemens is paid a base salary in 1997 of $394,308, plus an annual cost of living increase, and such additional incentive or bonus compensation as shall be deemed appropriate from time to time by the Board of Directors of the Company. A bonus of $305,850 was paid to Mr. Clemens in 1997. The Agreement further provides for group life, health, disability, major medical, and other insurance coverages for Mr. Clemens and his family, and upon termination, provides termination benefits which include the provision of health insurance for Mr. Clemens and his spouse for life, a salary benefit of five times base salary in the event of Mr. Clemens' death, disability, or termination without cause, and includes certain restrictions on Mr. Clemens competition and disclosure of confidential information.

       In addition, pursuant to an Agreement to grant options dated as of March 10, 1997 (the "Option Contract"), the Company agreed to grant Mr. Clemens an option to successively purchase up to 3,300,000 shares of the Company's Series A Preferred Stock, which option or options will be granted upon any exercise by Mr. Clemens of any previously granted option to purchase Series A Preferred Stock, and each subsequently granted option to purchase shares of Series A Preferred Stock from time-to-time. The rights set forth in the options pursuant to the Option Contract are limited as follows: (1) the number of shares of Series A Preferred Stock issuable upon each exercise of the options pursuant to the Option Contract shall be limited by the number of Series A Preferred Stock which shall, as of the date of any such exercise, be authorized and unissued;
(2) the number of shares of Series A Preferred Stock issuable upon the exercise of all of the Options granted to Mr. Clemens under the Option Contract and under a previously granted option to purchase 550,000 shares of Series A Preferred Stock shall not in the aggregate exceed 3,850,000 shares of Series A Preferred Stock; and (3) except upon the occurrence of a "change in control" (as defined in the Option Contract), Mr. Clemens shall not be permitted to exercise an option granted under the Option Contract (i) to purchase more than 550,000 shares of Series A Preferred Stock in any six-month period, or (ii) to purchase shares which would result in Mr. Clemens controlling more than 55% of the outstanding voting rights for all classes of the Company's Common and Series A Preferred Stock.

       Upon the occurrence of a "change in control" of the Company, Mr. Clemens shall have the right to immediately exercise all options (3,850,000) to purchase shares of Series A Preferred Stock, and the Company will make a loan to Mr. Clemens in an amount equal to the aggregate exercise price of all options to purchase shares of Series A Preferred Stock which Mr. Clemens may then be entitled to exercise, plus an amount equal to all federal and state income taxes incurred by Mr. Clemens in connection with the exercise (the "Loan"). The Loan shall be unsecured, and shall bear interest at the then applicable federal short-term rate, but not less than six (6%) percent per annum, with interest and principal due and payable in full five (5) years from the date of the Loan. For this purpose a "change of control" shall mean the acquisition by any individual, entity or group (within the meaning of the Securities Exchange Act of 1934, as amended), of beneficial ownership of 25% or more of either the then outstanding shares of the Common Stock of the Company, or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

       Mr. Bowles is employed as President of the Company at a base salary of $195,000, with an annual cost of living increase, and such additional incentive or bonus compensation and certain insurance and other fringe benefits as shall be deemed appropriate from time-to-time by the Executive Committee or the Board of Directors of the Company. Mr. Bowles is subject to certain restrictions on competition and disclosure of confidential information. In the event of the termination of his employment. In addition, Mr. Bowles was granted an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $11.00 per share, which option is immediately exercisable and unless sooner exercised, expires on November 7, 2001.

         The following three tables show information relating to the Chairman of the Board, President and Chief Executive Officer and the most highly compensated executive officers during the calendar years specified therein:

                                            SUMMARY COMPENSATION TABLE


                                                                            Long-Term Compensation
---------------------------------------------------------------------------------------------------------------------------

                        Annual Compensation                                   Awards             Payouts
---------------------------------------------------------------------------------------------------------------------------

         (a)             (b)       (c)        (d)          (e)           (f)          (g)          (h)           (i)
                                                                                                Long Term
                                                                     Restricted   Securities    Incentive
      Name and                                        Other Annual      Stock     Underlying      Plan        All Other
      Principal                  Salary      Bonus    Compensation    Award(s)      Options      Payouts    Compensation(2)
     Position(1)        Year       ($)        ($)          ($)           ($)          (#)          ($)           ($)
---------------------------------------------------------------------------------------------------------------------------

Alvin H. Clemens,       1997     417,453    305,850                                                             18,288
Chairman of the Board   1996     386,662                                            75,000                      15,748
and CEO                 1995     381,814                                                                        15,225
---------------------------------------------------------------------------------------------------------------------------

James O. Bowles(3)      1997     195,000                 64,945
President               1996     130,000                                            125,000
                        1995
---------------------------------------------------------------------------------------------------------------------------

William C. Fay III      1997     125,625    177,386                                 50,000                      4,000
Sr. Vice President      1996     111,958    173,570                                 160,000                     3,080
Sales                   1995     120,802     89,108                                                             3,042
---------------------------------------------------------------------------------------------------------------------------

Anthony R. Verdi,       1997     151,335                                                                        9,295
COO                     1996     128,072                                            75,000                      10,406
                        1995     126,000                                                                        9,415
---------------------------------------------------------------------------------------------------------------------------

(1) Includes Chairman of the Board, President and Chief Executive Officer and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.
(2) Includes for 1997, 1996 and 1995, respectively, (a) Company contributions to savings plan (Mr. Clemens $4,000, $3,750 and $4,620; Mr. Fay $4,000, $3,080
    and 3,042; Mr. Verdi $3,595, $3,150 and $2,558), and (b) automobile expense allowances (Mr. Clemens $11,998, $11,998 and $10,605; and Mr. Verdi $5,700,
    $7,256 and $6,857).
(3) Mr. Bowles joined the Company on May 1, 1996 as a result of the acquisition of NIA Corporation.

                         Provident American Corporation
                              Option Grants in 1997

---------------------------------------------------------------------------------------------------------------------------
                                                                              Potential Realizable
                                                                                     Value
                                                                            At Assumed Annual Rates
                         Number of   % of Total                              Of Stock Appreciation
                        Securities     Options     Exercise                           for
                          Options    Granted to      Price     Expiration         Option Term         Alternative to
         Name             Granted     Employees     $/Share       Date         5%           10%          F & g (1)
---------------------------------------------------------------------------------------------------------------------------

         (a)                (b)          (c)          (d)          (e)          (f)          (g)           (h)
---------------------------------------------------------------------------------------------------------------------------
  William C. Fay III      50,000        5.25%        $4.00       10/6/02      $17,367      $74,290       $71,070
 Sr. Vice President,
        Sales
---------------------------------------------------------------------------------------------------------------------------

(1) Based on the Black-Scholes option pricing model assuming: 0% dividend yield, no adjustments for forfeitures and the following expected stock volatility, length of time for exercise and risk free interest rate:
    63.235%, three years and 5.5%, respectively.

                         Provident American Corporation
             Aggregate Option Exercises in 1997 and Year-End Values

---------------------------------------------------------------------------------------------------------------------------

                                                                                Number of
                                                                               Underlying             Value of
                                       Shares                                  Unexercised          Unexercised
                                      Acquired               Value               Options            In-the-Money
             Name                    On Exercise           Realized            At 12/31/97           Options at
                                                                                                    12/31/97 ($)
---------------------------------------------------------------------------------------------------------------------------
              (a)                        (b)                  (c)                  (d)                  (e)
---------------------------------------------------------------------------------------------------------------------------

Alvin H. Clemens
Chairman of the Board, CEO
   Exercisable (1)                        0                   $0                 26,669                  $0
   Unexercisable                                                                 48,334                  $0


James O. Bowles
President
   Exercisable                            0                   $0                 75,000                  $0
   Unexercisable                                                                 40,000                  $0


William C. Fay III
Sr. Vice President, Sales
   Exercisable                            0                   $0                 69,000                  $0
   Unexercisable                                                                 141,000                 $0


Anthony R. Verdi
COO
   Exercisable                            0                   $0                 42,000                  $0
   Unexercisable                                                                 55,000                  $0

---------------------------------------------------------------------------------------------------------------------------

(1) Excludes non-compensatory stock options to purchase 1,253,376 shares of common stock at $0.9091 issued to Mr. Clemens in 1989 of which Mr. Clemens disclaims beneficial ownership of 917,020 shares owned by a partnership of which Mr. Clemens is a partner; excludes an option to purchase 550,000 shares of Series A Cumulative Preferred Stock at $3.64 issued on April 1, 1993 in connection with the purchase by Mr. Clemens of other shares of Preferred Stock at such time, and also excludes any options which could be granted to Mr. Clemens under the Option Contract dated March 10, 1997 described in the Section entitled - "Employment and Other Agreements".

Performance Graph

       The following graph compares the yearly percentage change in cumulative total return (change in the year-end stock price plus reinvested dividends) to the Company's shareholders against the cumulative total return of the NASDAQ Market Index and the Peer Group Index (Media General Financial Services, Inc., Industry Group 430 - Life Insurance & Group 431 - Accident/Health Insurance) for the five years beginning January 1, 1993:


                     Compare 5-Year Cumulative Total Return
                      Among Provident American Corporation
                    NASDAQ Market Index and MG Group Indexes


   400 |-----------|-----------|-----------|-----------|-----------|-----------|
       |                                                                       |
       |                                                                       |
       |                                                                       |
   350 |----------------------------------------------------@------------------|
       |                                                                       |
       |                                                                       |
       |                                                                       |
   300 |-----------------------------------------------------------------%-----|
D      |                                                                       |
       |                                                                       |
O      |                                                                       |
   250 |-----------------------------------------------------------------*-----|
L      |                                                                       |
       |                                                                 #     |
L      |                                                                       |
   200 |-----------------------------------------------------%*----------------|
A      |                                                     #                 |
       |                                         @                             |
R      |                                         %*                            |
   150 |-----------------------------------------------------------------------|
S      |                                         #                             |
       |                 *           *                                         |
       |                 %           %                                         |
   100 |---@%#*----------#-----------#-----------------------------------------|
       |                 @                                                     |
       |                                                                       |
       |                                                                       |
    50 |-----------------------------@----------------------------------@------|
       |                                                                       |
       |                                                                       |
       |                                                                       |
     0 |-----------|-----------|-----------|-----------|-----------|-----------|
           1992         1993        1994       1995        1996       1997

     @ = Provident American Corp.               % = Life Insurance
     # = Accident/Health Insurance              * = NASDAQ Market Index



                    Assumes $100 Invested on January 1, 1993
                           Assumes Dividend Reinvested
                       Fiscal Year Ended December 31, 1997

                                     ITEM 2

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

       The following resolution concerning the appointment of independent auditors will be offered at the meeting:

              "RESOLVED, That the appointment by the Board of Directors of the Company of BDO Seidman LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1998 is hereby ratified and approved."

       BDO Seidman LLP has been auditing the accounts of the Company and its subsidiaries since December 1997. In recommending the approval by the shareholders of the appointment of that firm, the Board of Directors is acting upon the recommendation of the Audit Committee. A representative of BDO Seidman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

       The Company has enclosed its Annual Report to Shareholders for the year ended December 31, 1997 with this Proxy Statement. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                           ANNUAL REPORT ON FORM 10-K

       Upon the written request of any beneficial owner as of September 18, 1998 of the Company's Common Stock or Series A Preferred Stock, the Company will provide, without charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 1997. A list of exhibits to the Annual Report will also be provided, and copies of such exhibits will be furnished upon request and payment of a reasonable fee. Requests should be directed to Craig Gitlitz, Director of Corporate Communication, Provident American Corporation, 2500 DeKalb Pike, P. O. Box 511, Norristown, Pennsylvania 19404-0511.

                              SHAREHOLDER PROPOSALS

       Pursuant to recent amendments to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 1999 Annual Meeting of Shareholders (the "1999 Meeting") will be February 15, 1999. As to all such matters which the Company does not have notice on or prior to February 15, 1999 discretionary authority shall be granted to the persons designated in the Company's proxy related to the 1999 Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 1999 Meeting. A stockholder proposal regarding the 1999 Meeting must be submitted to the Company at its office located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404, by March 15, 1999 to receive consideration for inclusion in the Company's 1999 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                                  OTHER MATTERS

       The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.



                                           By Order of the Board of Directors.

                                           /s/ Michael F. Beausang, Jr.

                                           Michael F. Beausang, Jr.
                                           Secretary
Date: November 23, 1998

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         PROVIDENT AMERICAN CORPORATION

       The undersigned hereby appoints Francis L. Gillan III and Jimmy R. Potts as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Provident American Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held December 17, 1998 or any adjournment thereof.



       (Continued and to be marked, dated and signed, on the other side.)

                            o FOLD AND DETACH HERE o

                                                        Please mark       /x/
                                                           Our votes
                                                         As indicated
                                                        In this example

The Board of Directors recommends a vote FOR                           WITHHELD
Items 1 and 2.                                           FOR            BY ALL
                                                        /   /            /   /
ITEM 1.  -  ELECTION OF DIRECTORS:
             Nominees:
             Michael Ashker                 Edward W. LeBaron, Jr.
             Alvin H. Clemens               Douglas F. Manchester
             Harold M. Davis                Theophile J. Mignatti III
             Henry G. Hager                 P. Glenn Moyer
             George W. Karr, Jr.

WITHHELD FOR:  (Write that nominee's name in the space
provided below).
____________________________

ITEM 2.  -  APPOINTMENT OF INDEPENDENT         FOR         AGAINST      ABSTAIN
           ACCOUNTANTS                        /   /         /   /        /   /

Signature ________________________ Signature ____________________ Date _________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            o FOLD AND DETACH HERE o